Exhibit 10.2

May 17, 2005

William W. Abraham
Conmed Corporation
525 French Road
Utica, New York 13502

Re: Post-Retirement Health Insurance Coverage

Dear Mr. Abraham:

                           I am pleased to inform you that CONMED Corporation (the “Company”) has agreed to provide you and your wife with lifetime medical coverage at active employee rates under the Company’s group medical plan for its employees, effective upon your retirement at any time after the date hereof. In lieu of providing such medical coverage, the Company may secure comparable insurance coverage outside of its group medical plan, which coverage may be a “MediGap” insurance policy with coverage comparable to the Company’s group medical plan, as the Company shall determine in its sole discretion, with contribution rates comparable to those in effect prior to your retirement.

CONMED CORPORATION By: /s/ Daniel S. Jonas Daniel S. Jonas, Esq. Vice President - Legal Affairs General Counsel

Acknowledged and accepted: By: /s/ William W. Abraham William W. Abraham